Exhibit 10.1

SEITEL HOLDINGS, INC.
2018 NON-QUALIFIED STOCK OPTION PLAN
EFFECTIVE OCTOBER 3, 2018
1.Purpose of Plan. This 2018 Non-Qualified Stock Option Plan (the “Plan”) of Seitel Holdings, Inc., a Delaware corporation (the “Company”), is designed to provide incentives to such present and future Employees of the Company or its Subsidiaries, as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants. This Plan is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to continue to provide services to or remain employed by the Company and its Subsidiaries (as the case may be). The availability and offering of Options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. All Options granted under the Plan prior to the consummation of a Public Offering are intended to be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D and/or Rule 701 promulgated thereunder by the Securities and Exchange Commission (“Exempt”); in the event that any provision of the Plan would cause any such option granted under the Plan to not be Exempt, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to be Exempt.

2.Definitions. Certain terms used in this Plan have the meanings set forth below, and capitalized terms used in this Plan and not defined herein shall have the meanings ascribed thereto in the Securities Holders Agreement:

“Affiliate” of a specified Person or entity means a Person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Person or entity specified. For the purposes of the term “Affiliate,” control with respect to a Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions of such Person) or (b) direct or cause the direction of the management and policies of such Person, whether through voting of securities, by contract, or otherwise, and the terms controlling and controlled have meanings correlative to the foregoing.
“Agreement” means the agreement between the Company and a Participant pursuant to which an Option is granted and which specifies the terms and conditions of that Option, including the vesting requirements applicable to that Option. All Options granted under the Plan shall be evidenced by Agreements.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and any successor to such rule.
“Board” means the Company’s board of directors.

“Cause” means a Participant’s:
(a)conviction of (or pleading nolo contendere to) a felony, a crime of moral turpitude, or any crime involving the Company or its Subsidiaries;

(b)willful or intentional misconduct or willful or gross neglect in connection with the performance of the Participant’s duties to the Company or its Subsidiaries;

(c)fraud, misappropriation or embezzlement;

(d)failure or refusal to substantially perform the Participant’s duties properly assigned to him or her (other than any such failure resulting from his or her Disability) after demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes the Participant has not substantially performed such duties; or

(e)breach in any material respect of the material terms and provisions of this Plan, any Agreement or any other agreement between the Participant and the Company or any of its Subsidiaries (including any breach of the restrictive covenants set forth in any Agreement or other agreement).

Notwithstanding the foregoing, Cause shall not exist with respect to clauses (b), (d) or (e) until and unless the Participant fails to cure his or her improper actions (if capable of cure) within ten (10) days after written notice from the Board thereof; provided, however, that Participant shall be entitled to no more than one opportunity to cure.

“Change in Control” means the occurrence of any of the following events:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more Existing Stockholders, is or becomes the Beneficial Owner of Voting Stock representing more than 65% of the voting power of the total outstanding Voting Stock of the Company, including by way of merger, consolidation or otherwise;

(b)    the Investor and its Affiliates cease to own at least 35% of the voting power of the total outstanding Voting Stock of the Company; or

(c)    all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis) are sold or otherwise transferred to any Person other than a wholly-owned Subsidiary of the Company or one or more Existing Stockholders.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time, and any successor statute.
“Committee” means the Board or a committee of the Board designated to administer the Plan. Upon the consummation of a Public Offering, the Committee shall be composed of two or more directors appointed by the Board, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
“Common Stock” means the Company’s common stock, par value $0.001 per share.
“Disability” means that a Participant, because of an accident or physical or mental illness, is incapable of performing his or her duties or services to the Company or any of its Subsidiaries; provided, however, that a Participant will be deemed to have become incapable of performing his or her duties or services to the Company or any of its Subsidiaries, if, and only if, he or she is incapable of doing so for (a) a continuous period of 180 days and remains so incapable at the end of such 180 day period or (b) periods amounting in the aggregate to 240 days within any one period of 365 days and remains so incapable at the end of such aggregate period of 240 days. Each Participant agrees to submit to any examination that is necessary for a determination of Disability and agrees to provide any information necessary for a determination of Disability, including any information that is protected by the Health Insurance Portability and Accountability Act.
“Employee” means a senior management employee of the Company and/or any of its Subsidiaries. Notwithstanding the foregoing, the Board may, in its sole discretion, designate such other service providers, including without limitation, other employees, directors and/or consultants, of the Company and/or its Subsidiaries, as Employees for purposes of participation in the Plan.
“Employment Agreement” means any employment agreement by and between a Participant and the Company and/or any of its Subsidiaries or Affiliates, as appropriate, as in effect from time to time.
“Employment Termination Date” means the first date on which a Participant is no longer employed by or providing services to the Company or its Subsidiaries for any or no reason.
“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Options.
“Existing Stockholders” means any of (a) Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS II, L.P. and any of their respective Affiliates (collectively, “Centerbridge Entities”), (b) any present or former managing director, director, general partner, member, limited partner, officer, stockholder or employee of any Centerbridge Entity, (c) any present or former officers and directors of the Company or any of its Subsidiaries, and (d) any (i) spouse, lineal descendant (in each case, natural or adopted), siblings or ancestors of any Person, who is an individual, in clauses (b) and (c) above, and (ii) any estate or trust, the beneficiaries of which, or corporation, partnership, limited liability corporation or other entity, the stockholders, partners, members, owners or Persons holding a controlling interest of which, consist of one or more Persons referred to in the immediately preceding clause (i).
“Fair Market Value” means, as of any given date: (a) if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system, (iii) automated quotation system on which the shares are listed, quoted or traded, or (iv) regularly quoted by a recognized securities dealer, the average closing sales price for a share of Common Stock as quoted on such exchange system or dealer over the immediately preceding thirty (30) days, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, nor regularly quoted by a recognized securities dealer, the value determined by the Committee in good faith in its sole discretion.
“Investor” means, collectively, Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS II, L.P. and any of their respective Permitted Transferees.
“Non-Qualified Stock Option” means an option which is not intended to constitute an “Incentive Stock Option” within the meaning of Section 422 of the Code.
“Option” means a Non-Qualified Stock Option to purchase Common Stock of the Company granted pursuant to the Plan which has an exercise price no less than the Fair Market Value of the underlying Common Stock on the date of grant and has a term of no more than ten years.
“Participant” means a current or prospective Employee who is granted an Option hereunder. Notwithstanding anything in the Plan to the contrary, the grant of Options to a prospective Employee is conditioned upon such individual actually becoming an Employee.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Section 409A” means Section 409A of the Code, together with any Department of Treasury Regulations and other interpretive guidance issued thereunder.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto.
“Securities Holders Agreement” means the Second Amended and Restated Securities Holders Agreement dated as of July 17, 2018, by and among the Company, Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS II, L.P. and the Management Investors identified therein.
“Seitel” means Seitel, Inc., a wholly-owned subsidiary of the Company.

“Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is owned, directly or indirectly, by the Company.
“Successor” means: (a) a Permitted Transferee, (b) the legal representative of the estate of a deceased Participant, (c) the Person or Persons who shall acquire the right to exercise an Option by bequest or inheritance or other transfer or by reason of the death of a Participant or (d) the Person or Persons who shall acquire the right to exercise an Option on behalf of a Participant as the result of a determination by a court or other governmental agency of the incapacity of the Participant.
“Voting Stock,” with respect to any Person, means securities of any class of equity interests of such Person entitling the holders thereof (whether at all times or for only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or Managers of such Person.
3.Administration of the Plan.

(a)The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Options will be granted, in executing Agreements with Participants under the Plan, in determining whether, and to what extent, Options may be transferable by a Participant in accordance with the Securities Holders Agreement, in determining the amount of Options to be granted to each such Employee, and in determining the terms and conditions of Options granted under the Plan.

(b)Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) determine from time to time those eligible Employees to whom Options are to be granted and the number of shares of Common Stock subject to each such Option; (ii) determine the time or times when and the manner and condition in which each Option shall vest or become exercisable and the duration of such exercise period, if applicable; and (iii) determine or impose other conditions to the receipt of Common Stock subject to the Option under the Plan as it may deem appropriate.

(c)The Committee may condition the vesting or exercise of an Option upon: (i) the Employee’s continued service over a period of time with the Company or its Subsidiaries, and/or (ii) any other conditions as specified in the applicable Agreement. If the specified conditions are not attained, the Participant shall forfeit the portion of the Option with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

(d)The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Participants and Successors, if applicable. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Agreement or Options.

4.Shares of Common Stock Subject to the Plan.

(a)Subject to adjustment as provided in Section 6 hereof, 116,505 shares of Common Stock shall be authorized and available for Option grants under the Plan.

(b)Any shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an Option granted hereunder are forfeited or such Option otherwise terminates, the shares of Common Stock subject to such Option, to the extent of any such forfeiture or termination, shall again be available for Options under the Plan.

5.Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares of Common Stock thereunder, no such Option may be exercised or paid in shares of Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing.

6.Adjustment for Change in Common Stock. In connection with the occurrence of any Equity Restructuring, the number and type of shares of Common Stock (or other securities or property) subject to each outstanding Option and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. Such adjustments shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Common Stock other than an Equity Restructuring, the Committee may make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such event with respect to the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and the exercise price or grant price thereof. In addition, in the event of any Equity Restructuring or other event described in this Section 6, the Committee may make such equitable adjustments, if any, as the Committee, in its discretion, may deem appropriate to reflect such event with respect to the other terms and conditions of any outstanding Options (including, without limitation, any applicable performance targets or criteria with respect thereto) and the aggregate number and type of securities that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4 on the maximum number and kind of shares that may be issued under the Plan).

7.Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from a Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares of Common Stock issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to the Board’s satisfaction. In any event, each Participant shall be required to indemnify the Company and hold it harmless for any and all withholding and similar tax obligations arising as a result of the grant or exercise of Options hereunder or the issuance of any Common Stock upon exercise of the Options.

8.Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan (except that it may not extend the term of this Plan); provided that, subject to the other provisions hereof, the Committee may not change any of the terms of a Participant’s Agreement in a manner which would have a material adverse effect on the Participant without such Participant’s consent. Notwithstanding the foregoing, to the extent any such amendment to the Securities Holders Agreement affects the terms of the Plan or a Participant’s Agreement, the Participant and any Successor shall be deemed to have consented to that amendment. No Options shall be granted or Common Stock issued hereunder after October 3, 2028.

9.Participant Acknowledgments. In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a)Unless otherwise determined by the Committee, the Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the exercise of any repurchase rights in the Securities Holders Agreement, with respect to any Option or Common Stock acquired upon the exercise of an Option.

(b)Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option or the issuance of any Common Stock and he or she fully understands the terms and conditions contained herein and therein.

10.Application of Securities Holders Agreement; Restrictions on Transfer.

(a)Each Participant and his or her Permitted Transferees shall be required to join the Securities Holders Agreement and agree to be subject to its terms upon receipt of an Option and/or exercise of an Option granted hereunder.

(b)Except as provided below, Options may not be pledged, assigned or transferred for any reason during a Participant’s lifetime, and any attempt to do so shall be void and the relevant Option shall be forfeited. The Committee may grant Options that are transferable by a Participant during his or her lifetime, but such Options shall be transferable only to the extent specifically provided in an agreement entered into with the Participant or in the Securities Holders Agreement. The transferee of a Participant shall, in all cases, be subject to the Plan, the Securities Holders Agreement and the provisions of the Agreement between the Company and the Participant.

(c)In addition, and notwithstanding anything to the contrary herein, any Option (and Common Stock acquired upon exercise thereof) will, regardless of whether subject to restrictions or conditions or whether vested under the applicable terms of the Plan or Agreement, be subject to the Repurchase Option upon any termination of the Employee’s employment or other service with the Company or any Subsidiary in accordance with the terms of the Securities Holders Agreement.

11.Approved Sale, Public Offering or Other Corporate Transaction

(a)Notwithstanding any provision in the Plan to the contrary and unless otherwise provided in the applicable Participant’s Agreement, in the event of (x) an Approved Sale, (y) a Public Offering or (z) a Change in Control (each, a “Transaction”), the Committee may, in its sole discretion:

(i)accelerate the exercisability of all or a portion of Options to the extent the Committee deems appropriate,

(ii)cancel all outstanding vested Options in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option as of the date of the Transaction over the exercise price of such portion; provided that, for the avoidance of doubt, if the amount that could have been obtained upon the exercise or settlement of such Option is equal to or less than zero, then such Option may be terminated without payment,

(iii)terminate all Options immediately prior to the Transaction, provided that, prior to such termination, the Company first provides each relevant Participant with an opportunity to exercise the Option within a specified period following the date on which the Company provides the Participant with a written notice of such Transaction and of the Company’s intention to terminate the Option immediately prior to such Transaction,

(iv)require the successor corporation, following a Transaction if the Company does not survive such Transaction, to assume all outstanding Options or to substitute such Options with Options involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of the affected Participants, or

(v)take some combination of the foregoing actions, which need not be the same among all Participants and/or all of their outstanding Options.

12.Change in Control. Notwithstanding Section 2.2 of the Securities Holders Agreement, and without limiting the provisions of Section 11 hereof, in contemplation of any Change in Control, at the request of the Company, (a) each Participant will be obligated to consent to, vote for and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Change in Control, (b) if the Change in Control is structured as a sale of stock, each Participant will agree to sell such Participant’s Common Stock (and shall deliver such Participant’s shares of Common Stock with appropriate instruments of transfer as may reasonably be requested by the

Company, free and clear of all claims, liens or other encumbrances) on the terms and conditions approved by the Company; provided that such terms and conditions must be the same terms and conditions that apply to the Centerbridge Entities, and (c) if the Change in Control includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Participant will sell, exchange, redeem, agree to cancel or otherwise dispose of such securities or options, warrants or other rights on the terms and conditions approved by the Company. Notwithstanding Section 2.2 of the Securities Holders Agreement, and without limiting the provisions of Section 11 hereof, each Participant will take all necessary and desirable actions in connection with the consummation of a Change in Control, including executing all documents, including a sale, purchase or merger agreement, reasonably requested by the Company or any of the Centerbridge Entities and containing the terms and conditions of the Change in Control; provided, however, that no Participant shall be required to make any representations or warranties in any agreement relating to a Change in Control other than representations and warranties relating to such Participant, as applicable, and the ownership of his or her Common Stock that are customary in similar transactions, including representations and warranties relating to title, authorization and execution and delivery, nor shall any Participant be required to provide indemnification with respect to any representations or warranties made by any other Participant or in an amount exceeding the amount of the gross proceeds received by such Participant in the Change in Control and any such indemnification obligation shall be shared pro rata (in accordance with the securities being sold) by all holders selling securities in such transaction (other than indemnification as a result of a breach of a representation or warranty as to title, which shall be solely the responsibility of the applicable holder and shall not be subject to any limitation of liability hereunder).

13.Section 409A. To the extent that the Committee determines that any Option granted under the Plan is subject to, as opposed to exempt from, Section 409A, the Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and any Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Option may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes thereunder. The Company makes no representation or warranty regarding the tax treatment of any Option granted hereunder, and by accepting any Option each Participant understands that tax consequences (including, without limitation, application of Section 409A) may arise on account of such Option.

14.Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Affiliates, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16.Remedies. The Company will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that the Company may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

17.Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

18.Governing Law. All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it, him or her and consents that all such service of process may be made by registered or certified mail (return receipt requested) or an overnight courier with delivery confirmation, in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by certified or registered mail or an overnight courier with delivery confirmation contemplated herein.

19.No Rights As Stockholder; Certificates.  Subject to the provisions of the applicable Agreement, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not be required to deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Option and instead such shares of Common Stock may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan deemed necessary or appropriate by the Committee in order to comply with applicable law, rule or regulation.

20.Data Collection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about Participant and his or her participation in the Plan.

21.Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by reputable overnight courier with delivery confirmation, personally delivered, or certified or registered mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the addresses below:

Notices to the Company:

Seitel Holdings, Inc.
10811 S. Westview Circle Drive
Houston, Texas 77043
Attention:    General Counsel

Seitel Holdings, Inc.
c/o Centerbridge Capital Partners, L.P.
375 Park Avenue, 12th Floor
New York, New York 10152
Attention:     Kyle Cruz
James Patterson
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.